EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 23, 2026, except for Notes 1, 2, 6, 7, 9, and 12 which are dated March 17, 2026 with respect to the audited consolidated financial statements of Artelo Biosciences, Inc. for the years ended December 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 20, 2026